Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

Jonathan (“JD”) Dale Appointed Avidbank President

SAN JOSE, CA / ACCESS Newswire / August 3, 2026 / Avidbank Holdings, Inc. (the “Company”) (NASDAQ: AVBH), the holding company for Avidbank, a California state-chartered bank (the “Bank” or “Avidbank”), today announced the appointment of Jonathan M. Dale (JD) as the Bank’s President, who will also serve as the Company’s President, effective August 3, 2026. Mr. Dale will report to the Company's and the Bank’s Chairman and Chief Executive Officer, Mark D. Mordell.

Over the last several years, the Company and the Bank Board of Directors has been focused on building a sustainable executive team along with prudent succession planning. Mr. Dale’s appointment reflects the deliberate approach to leadership succession that Avidbank has undertaken. Adding a President with Mr. Dale’s qualifications is a foundational step in the plan designed to provide leadership continuity, organizational depth and stability, and a seamless transition in the years ahead.

“JD is an exceptional leader whose humility, discipline, integrity, and people-first approach align well with Avidbank’s culture and values,” said Mr. Mark Mordell. “Bringing an executive of his caliber into the organization reflects the thoughtful, long-term succession planning our Board has prioritized. I look forward to working closely with JD as we build on Avidbank’s momentum and position the Bank for its next chapter of growth and evolution.”

Mr. Dale, age 48, is a seasoned banking executive with nearly 30 years of experience building, scaling, and leading high-performing commercial banking platforms. Prior to joining Avidbank, Mr. Dale served with Umpqua Bank (which became Columbia Bank following its 2023 merger) from January 2016 to July 2025. While at Umpqua Bank, from January 2024 until his departure, he served as Executive Vice President and Regional Executive for California, leading the institution’s largest region with full profit-and-loss responsibility across five California markets. From August 2019 to January 2024, he served as Executive Vice President and Regional Executive for Umpqua Bank’s Pacific Northwest and Mountain West regions, where he led the bank’s regional operations and expansion into new markets, including Utah and Colorado. Prior thereto, Mr. Dale served in several senior leadership positions at Umpqua Bank, including Senior Vice President and Executive Director of Enterprise Sales, Strategy, and Production from June 2017 to July 2019, Senior Vice President and Director of Enterprise Non-Interest Revenue from June 2017 to May 2018, and Senior Vice President and Senior Corporate Banker from January 2016 to May 2017. Before joining Umpqua Bank, Mr. Dale held positions with California Bank & Trust and Washington Mutual Bank in Southern California. Mr. Dale earned his M.B.A. from the University of Southern California’s Marshall School of Business and completed the Pacific Coast Banking School’s Masters in Banking program through the University of Washington Foster School of Business.

“I’m honored to join Avidbank at such a pivotal time in its growth,” said Mr. Dale. “Avidbank has built a differentiated franchise, a strong balance sheet, and an exceptional team. I look forward to working alongside Mark, the Board, and our talented bankers to deepen client relationships, scale our business lines, and carry forward the culture that makes this bank special.”

About Avidbank Holdings

Avidbank Holdings, Inc. (the “Company”) (NASDAQ: AVBH), headquartered in San Jose, California, offers innovative financial solutions and services. We specialize in commercial & industrial lending, venture lending, structured finance, asset-based lending, sponsor finance, fund finance, and real estate construction and commercial real estate lending. Avidbank provides a different approach to banking. We do what we say.

Shares of the Company’s common stock are listed on the NASDAQ under the ticker symbol “AVBH”. For investor information about the Company, visit our website at https://ir.avidbank.com/overview/default.aspx.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including its Annual Report on Form 10-K for the year ended December 31, 2025, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

Contact: Patrick Oakes

Executive Vice President and Chief Financial Officer

408-200-7390

IR@avidbank.com